UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 28, 2018

Amedica Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33624	84-1375299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1885 West 2100 South Salt Lake City, UT	84119
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 839-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 28, 2018, Amedica Corporation (the “Company”) held its annual meeting of stockholders at which the following matters were voted on:

Proposal No. 1: A proposal to elect two Class III directors to hold office for a term expiring at the annual meeting of stockholders to be held in 2020 or until their respective successors are elected and qualified. This proposal was approved.

Nominee	Votes For	Votes Withheld	Broker Non-vote
B. Sonny Bal, M.D.	507,234	241,429	3,084,909
Jeffrey S. White	509,983	238,680	3,084,909

There were no abstentions with respect to the election of directors.

Proposal No. 2: A proposal to ratify the appointment of Tanner LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018. This proposal was ratified.

For	Against	Abstain	Broker Non-vote
2,618,799	1,207,023	7,750	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMEDICA CORPORATION

Date: June 29, 2018	/s/ B. Sonny Bal
B. Sonny Bal
President and Chief Executive Officer